UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2009

ACTEL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-21970	77-0097724
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2061 Stierlin Court, Mountain View, California		94043-4655
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-318-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2009, Actel Corporation and Ramius LLC, which beneficially owns approximately 8.8% of Actel’s outstanding shares of Common Stock, entered into an agreement under which Actel agreed to expand its Board of Directors to nine members and add three new independent Directors (the "Agreement"). The three new members, who will be added to Actel’s Board of Directors on March 23, 2009, are Eric J. Zahler, former President and Chief Operating Officer of Loral Space & Communications Inc.; Jeffrey C. Smith, a Partner of Ramius; and Gavin T. Molinelli, a Vice President of Ramius.
Under the Agreement, Actel also agreed to reduce the size of its Board of Directors to eight members at Actel’s 2009 Annual Meeting of Shareholders (the "2009 Annual Meeting"); Ramius agreed to vote its shares in support of all of Actel’s Director nominees at the 2009 Annual Meeting and to abide by certain other standstill provisions, which will expire before Actel’s 2010 Annual Meeting of Shareholders; and Actel and Ramius agreed to work together to replace Mr. Molinelli with a new independent director who is unaffiliated with Ramius and has significant experience in the semiconductor industry. The 2009 Annual Meeting is scheduled for Friday, June 5, 2009.
The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As required by the Agreement summarized in Item 1.01 to this Current Report on Form 8-K, on March 6, 2009, Actel’s Board of Directors agreed to expand the size of the Board to nine members and add three new members on March 23, 2009. The three new members will be Eric J. Zahler, former President and Chief Operating Officer of Loral Space & Communications Inc.; and Jeffrey C. Smith and Gavin T. Molinelli of Ramius, LLC, which beneficially owns approximately 8.8% of Actel’s outstanding shares of Common Stock. The Agreement also provides that, subject to applicable SEC and Nasdaq corporate governance rules and certain other conditions, at least one Ramius Director will serve on each committee of the Board. In connection with their service to the Company as non-employee directors, each of the new directors will be entitled to receive retainer and meeting fees and equity awards in accordance with the Company’s director standard compensation policy.
The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As required by the Agreement summarized in Items 1.01 and 5.02 to this Current Report on Form 8-K, on March 6, 2009, Actel’s Board of Directors amended Actel’s Bylaws to expand the size of the Board of Directors to nine from March 23 until June 5, 2009, and thereafter to reduce the size of the Board of Directors to eight. Actel’s Board of Directors also more generally updated the Bylaws to, among other things, (i) explicitly provide that the Bylaws are the exclusive means for shareholders to submit director nominations or propose business before a meeting, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements); (ii) change the deadline to submit the notice required by shareholder who wish to propose business before a meeting or submit a nomination; and (iii) set forth the specific requirements as to the form of notice required to be submitted by shareholder for calling a special meeting or nominations or proposals of business, including requiring disclosure regarding the shareholders making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives and rights to vote any shares of any common stock of the Company.
The foregoing summary of the amendments to Actel’s Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

3.1 Registrant’s Amended and Restated Bylaws, as amended.
10.1 Agreement dated as of March 6, 2009, by and between the registrant and the Ramius Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

March 12, 2009	By:	David L. Van De Hey

Name: David L. Van De Hey
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Registrant’s Amended and Restated Bylaws, as amended.
10.1	Agreement dated as of March 6, 2009, by and between the registrant and the Ramius Group.